Exhibit 107
Calculation of Filing Fee Tables
S-3
(Form Type)
Cardinal Health, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule (2)	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Common Shares (“Common Shares”), without par value (1)	Rule 456(b) and Rule 457(r)	(3)	(3)	(3)	(3)	(3)
	Equity	Preferred Shares, without par value (1)	Rule 456(b) and Rule 457(r)	(3)	(3)	(3)	(3)	(3)
	Debt	Debt Securities (1)	Rule 456(b) and Rule 457(r)	(3)	(3)	(3)	(3)	(3)
	Other	Units (1)	Rule 456(b) and Rule 457(r)	(3)	(3)	(3)	(3)	(3)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

(1)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(2)
The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), to defer payment of all of the registration fees. The Registrant will pay
“pay-as-you-go
registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of debt securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(3)
An indeterminate number or amount of Class A common shares, preferred shares, debt securities and units is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. This Registration Statement also includes an indeterminate amount of Class A common shares, preferred shares and debt securities as may be resold from time to time upon conversion of convertible securities being registered hereunder.